Exhibit 99.01

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Sean Hazlett
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-6273
kristen_batch@symantec.com	sean_hazlett@symantec.com

SYMANTEC REPORTS FIRST QUARTER FISCAL YEAR 2016 RESULTS

●	Q1 revenue flat Y/Y, adjusting for currency and an extra week in the June 2014 quarter
●	Operating margin expansion of 480 bps Y/Y to 27.4%, adjusting for currency impact
●	Signs definitive agreement to sell information management business for $8 billion
●	Raises stock repurchase program to $2.6 billion and maintains dividend at $0.15

MOUNTAIN VIEW, Calif. – August 11, 2015 – Symantec Corp. (NASDAQ: SYMC) today reported the results of its first quarter of fiscal year 2016, ended July 3, 2015.

Michael A. Brown, president and CEO, said, “We made encouraging progress in several product segments, achieving growth in our enterprise security business for the first quarter in two years. However, our revenue was flat in Q1, adjusting for currency and an extra week in the June 2014 quarter. Reaching a definitive agreement to sell Veritas marks an important inflection point for Symantec. With a strong product pipeline of more than a dozen enterprise security products on track to be released this year, Symantec is now focused on extending its lead as the world’s largest cybersecurity company.”

Thomas Seifert, executive vice president and CFO, said, “The $8 billion sale price for Veritas delivers a certain and attractive valuation, and simplifies the separation process. We remain committed to returning significant cash to shareholders, by announcing an increase to our share repurchase authorization to $2.6 billion. We also intend to maintain our dividend at 15 cents per common share, which represents an increased and attractive payout ratio for a company of Symantec’s size post-separation.”

(More)

Results for the First Quarter of Fiscal Year 2016 (Dollars in millions, except EPS)

	1Q16	1Q15	Reported Y/Y Change	FX Adjusted Y/Y Change	FX and 14th Week Adjusted Y/Y Change
GAAP
Revenue	$1,499	$1,735	(14%)	(7%)	0%
Operating Margin	13.4%	18.6%	(520) bps	(230) bps	N/A
Net Income	$117	$236	(50%)	N/A	N/A
Deferred Revenue	$3,419	$3,713	(8%)	(1%)	(1%)
EPS (Diluted)	$0.17	$0.34	(50%)	N/A	N/A
CFFO	$300	$293	2%	N/A	N/A
Non-GAAP
Operating Margin	27.4%	24.6%	280 bps	480 bps	N/A
Net Income	$275	$313	(12%)	N/A	N/A
EPS (Diluted)	$0.40	$0.45	(11%)	N/A	N/A

Second Quarter and Fiscal Year 2016 Guidance (Dollars in millions, except EPS and FX rate)

	2Q16	FY16
GAAP
Revenue	$1,485 - $1,525	$6,210 - $6,350
Operating Margin	13.0% - 15.0%	14.5% - 15.5%
EPS (Diluted)	$0.19 - $0.22	$0.86 - $0.96
Non-GAAP
Operating Margin	26.0% - 28.0%	29.0% - 30.0%
EPS (Diluted)	$0.40 - $0.43	$1.80 - $1.90
Tax Rate	24.0%	27.5%
Share Count	690 million	694 million
FX Rate (€/$)	$1.11	$1.13

Symantec's Board of Directors has declared a quarterly cash dividend of $0.15 per common share to be paid on September 16, 2015 to all shareholders of record as of the close of business on August 26, 2015. The ex-dividend date will be August 24, 2015.

Symantec’s Board of Directors has also authorized an increase to its share repurchase program to $2.6 billion.

In a separate press release, Symantec announced a definitive agreement to sell its information management business, Veritas, to a group of investors led by The Carlyle Group for $8 billion. The deal is expected to close by January 1, 2016.

Conference Call
Symantec has scheduled a conference call for 8:30 a.m. ET/5:30 a.m. PT today to discuss its first quarter of fiscal year 2016 results, ended July 3, 2015 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec
Symantec Corporation (NASDAQ: SYMC) is an information protection expert that helps people, businesses and governments seeking the freedom to unlock the opportunities technology brings -- anytime, anywhere. Founded in April 1982, Symantec, a Fortune 500 company, operating one of the largest global data-intelligence networks, has provided leading security, backup and availability solutions for where vital information is stored, accessed and shared. The company's more than 19,000 employees reside in more than 45 countries. Ninety-nine percent of Fortune 500 companies are Symantec customers. In fiscal 2015, it recorded revenues of $6.5 billion. To learn more go to www.symantec.com or connect with Symantec at: http://www.symantec.com/social/

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Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results and our proposed divestiture of our Veritas business, which may be considered forward-looking within the meaning of the U.S. federal securities laws. These include statements regarding the anticipated closing of the Veritas sale, as well as projections of future revenue, operating margin and earnings per share, amortization of acquisition-related intangibles, stock-based compensation, and restructuring, separation and transition charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the satisfaction of the conditions to closing of the Veritas divestiture; general economic conditions; risks related to the proposed divestiture of Veritas; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended April 3, 2015.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of stock-based compensation, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to Symantec’s core operations, including restructuring, separation and transition costs. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(Dollars in millions, unaudited)

	July 3, 2015	April 3, 2015 (1)
ASSETS
Current assets:
Cash and cash equivalents	$2,981	$2,874
Short-term investments	903	1,017
Trade accounts receivable, net	604	993
Deferred income taxes	152	152
Deferred commissions	115	131
Other current assets	267	255
Total current assets	5,022	5,422
Property and equipment, net	1,201	1,205
Intangible assets, net	596	628
Goodwill	5,849	5,847
Long-term deferred commissions	20	26
Other long-term assets	96	105
Total assets	$12,784	$13,233
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$184	$213
Accrued compensation and benefits	283	398
Deferred revenue	2,901	3,109
Current portion of long-term debt	348	350
Other current liabilities	348	383
Total current liabilities	4,064	4,453
Long-term debt	1,741	1,746
Long-term deferred revenue	518	555
Long-term deferred tax liabilities	335	308
Long-term income taxes payable	136	134
Other long-term obligations	94	102
Total liabilities	6,888	7,298
Total stockholders' equity	5,896	5,935
Total liabilities and stockholders' equity	$12,784	$13,233

(1) Derived from audited consolidated financial statements.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate (1)
	July 3, 2015	July 4, 2014	Actual	Constant Currency (2)
Net revenue:
Content, subscription, and maintenance	$1,352	$1,574	-14%	-8%
License	147	161	-9%	0%
Total net revenue	1,499	1,735	-14%	-7%
Cost of revenue:
Content, subscription, and maintenance	219	269
License	22	27
Amortization of intangible assets	13	13
Total cost of revenue	254	309	-18%	-13%
Gross profit	1,245	1,426	-13%	-6%
Operating expenses:
Sales and marketing	521	644
Research and development	284	308
General and administrative	96	103
Amortization of intangible assets	19	29
Restructuring, separation, and transition	124	20
Total operating expenses	1,044	1,104	-5%	-2%
Operating income	201	322	-38%	-18%
Interest income	3	3
Interest expense	(20)	(21)
Other (expense) income, net	(11)	1
Income before income taxes	173	305	-43%	N/A
Provision for income taxes	56	69
Net income	$117	$236	-50%	N/A
Net income per share -- basic	$0.17	$0.34
Net income per share -- diluted	$0.17	$0.34
Weighted-average shares outstanding -- basic	682	692
Weighted-average shares outstanding -- diluted	691	697
Cash dividends declared per common share	$0.15	$0.15

(1) We have a 52/53 week fiscal accounting year. The three months ended July 3, 2015 consisted of 13 weeks, whereas the three months ended July 4, 2014 consisted of 14 weeks.

(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(Dollars in millions, unaudited)

	Three Months Ended
	July 3, 2015	July 4, 2014
OPERATING ACTIVITIES:
Net income	$117	$236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	70	74
Amortization of intangible assets	32	42
Amortization of debt issuance costs and discounts	1	1
Stock-based compensation expense	53	43
Deferred income taxes	31	20
Excess income tax benefit from the exercise of stock options	(5)	(3)
Other	4	1
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	391	308
Deferred commissions	22	-
Accounts payable	(18)	(57)
Accrued compensation and benefits	(115)	(34)
Deferred revenue	(249)	(185)
Income taxes payable	(26)	(148)
Other assets	-	17
Other liabilities	(8)	(22)
Net cash provided by operating activities	300	293
INVESTING ACTIVITIES:
Purchases of property and equipment	(78)	(92)
Payments for acquisitions, net of cash acquired	-	(19)
Purchases of short-term investments	(183)	(712)
Proceeds from maturities of short-term investments	222	77
Proceeds from sales of short-term investments	76	22
Net cash provided by (used in) investing activities	37	(724)
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(17)	(18)
Net proceeds from sales of common stock under employee stock benefit plans	4	23
Excess income tax benefit from the exercise of stock options	5	3
Tax payments related to restricted stock units	(33)	(29)
Dividends and dividend equivalents paid	(107)	(104)
Repurchases of common stock	(90)	(125)
Proceeds from other financing, net	-	34
Net cash used in financing activities	(238)	(216)
Effect of exchange rate fluctuations on cash and cash equivalents	8	7
Change in cash and cash equivalents	107	(640)
Beginning cash and cash equivalents	2,874	3,707
Ending cash and cash equivalents	$2,981	$3,067

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate (2)
	July 3, 2015			July 4, 2014				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (3)
Net revenue	$1,499	$-	$1,499	$1,735	$-	$1,735	-14%	-7%
Gross profit:	$1,245	$18	$1,263	$1,426	$19	$1,445	-13%	-6%
Stock-based compensation		5			6
Amortization of intangible assets		13			13
Gross margin %	83.1%	1.2%	84.3%	82.2%	1.1%	83.3%	100 bps	120 bps
Operating expenses:	$1,044	$191	$853	$1,104	$86	$1,018	-16%	-13%
Stock-based compensation		48			37
Amortization of intangible assets		19			29
Restructuring, separation, and transition		124			20
Operating expenses as a % of revenue	69.6%	-12.7%	56.9%	63.6%	-4.9%	58.7%	-180 bps	-360 bps
Operating income	$201	$209	$410	$322	$105	$427	-4%	11%
Operating margin %	13.4%	14.0%	27.4%	18.6%	6.0%	24.6%	280 bps	480 bps
Net income:	$117	$158	$275	$236	$77	$313	-12%	N/A
Gross profit adjustment		18			19
Operating expense adjustment		191			86
Income tax effect on above items		(51)			(28)
Diluted net income per share	$0.17	$0.23	$0.40	$0.34	$0.11	$0.45	-11%	N/A
Diluted weighted-average shares outstanding	691	-	691	697	-	697	-1%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) We have a 52/53 week fiscal accounting year. The three months ended July 3, 2015 consisted of 13 weeks, whereas the three months ended July 4, 2014 consisted of 14 weeks.

(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Revenue and Deferred Revenue Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	July 3, 2015	July 4, 2014
GAAP Revenue
Content, subscription, and maintenance	$1,352	$1,574
License	147	161
Total Revenue	$1,499	$1,735
GAAP Revenue - Y/Y Growth Rate
Content, subscription, and maintenance	-14%	4%
License	-9%	-15%
Total Y/Y Growth Rate	-14%	2%
GAAP Revenue - Y/Y Growth Rate in Constant Currency (2)
Content, subscription, and maintenance	-8%	2%
License	0%	-16%
Total Y/Y Growth Rate in Constant Currency (2)	-7%	0%
GAAP Revenue by Segment
Consumer Security	$430	$533
Enterprise Security	482	552
Information Management	587	650
GAAP Revenue by Segment - Y/Y Growth Rate
Consumer Security	-19%	2%
Enterprise Security	-13%	1%
Information Management	-10%	1%
GAAP Revenue by Segment - Y/Y Growth Rate in Constant Currency (2)
Consumer Security	-13%	1%
Enterprise Security	-6%	0%
Information Management	-3%	0%
GAAP Revenue by Geography
International	$732	$903
U.S.	767	832
Americas (U.S., Latin America, Canada)	855	940
EMEA	391	495
Asia Pacific & Japan	253	300
GAAP Revenue by Geography - Y/Y Growth Rate
International	-19%	3%
U.S.	-8%	0%
Americas (U.S., Latin America, Canada)	-9%	1%
EMEA	-21%	5%
Asia Pacific & Japan	-16%	-2%
GAAP Revenue by Geography - Y/Y Growth Rate in Constant Currency (2)
International	-6%	0%
U.S.	-8%	0%
Americas (U.S., Latin America, Canada)	-9%	1%
EMEA	-3%	0%
Asia Pacific & Japan	-6%	-1%
GAAP Deferred Revenue	$3,419	$3,713
GAAP Deferred Revenue - Y/Y Growth Rate	-8%	-4%
GAAP Deferred Revenue - Y/Y Growth Rate in Constant Currency (2)	-1%	-6%

(1) We have a 52/53 week fiscal accounting year. The three months ended July 3, 2015 consisted of 13 weeks, whereas the three months ended July 4, 2014 consisted of 14 weeks.

(2) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	July 3, 2015	July 4, 2014
Operating Income by Segment
Consumer Security	$245	$268
Enterprise Security	30	70
Information Management	135	89
Total Operating Income by Segment	410	427
Reconciling Items:
Stock-based compensation	53	43
Amortization of intangible assets	32	42
Restructuring, separation, and transition	124	20
Total Consolidated Operating Income	$201	$322
Operating Margin by Segment
Consumer Security	57%	50%
Enterprise Security	6%	13%
Information Management	23%	14%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Fiscal Year 2016
Year Ended April 1, 2016
Year-Over-Year Growth Rate (2) (3)
Revenue Guidance	Range	Actual	Constant Currency (4) (5)
Revenue range	$6,210 - $6,350	(5.0)% - (2.9)%	0.0% - 2.3%

Year Ended April 1, 2016
Year-Over-Year Increase (Decrease) (2)
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (4) (5)
GAAP operating margin	14.5% - 15.5%	(320) bps - (220) bps	(108) bps - (8) bps
Add back:
Stock-based compensation	4.6%
Other non-GAAP adjustments	9.9%
Non-GAAP operating margin	29.0% - 30.0%	170 bps - 270 bps	330 bps - 430 bps

	Year Ended April 1, 2016
		Year-Over-Year Growth Rate (2)
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.86 - $0.96	(31.7)% - (23.8)%
Add back:
Stock-based compensation, net of taxes	$0.30
Other non-GAAP adjustments, net of taxes	$0.64
Non-GAAP diluted earnings per share range	$1.80 - $1.90	(4.3)% - 1.1%

Second Quarter Fiscal Year 2016
Three Months Ended October 2, 2015
Year-Over-Year Growth Rate
Revenue Guidance	Range	Actual	Constant Currency (4)
Revenue range	$1,485 - $1,525	(8.2)% - (5.7)%	(2.5)% - 0.1%

Three Months Ended October 2, 2015
Year-Over-Year Increase (Decrease)
Operating Margin Guidance and Reconciliation	Range	Actual	Constant Currency (4)
GAAP operating margin	13.0% - 15.0%	(850) bps - (650) bps	(634) bps - (433) bps
Add back:
Stock-based compensation	4.4%
Other non-GAAP adjustments	8.6%
Non-GAAP operating margin	26.0% - 28.0%	(270) bps - (70) bps	(103) bps - 96 bps

	Three Months Ended October 2, 2015
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	$0.19 - $0.22	(45.7)% - (37.1)%
Add back:
Stock-based compensation, net of taxes	$0.07
Other non-GAAP adjustments, net of taxes	$0.14
Non-GAAP diluted earnings per share range	$0.40 - $0.43	(16.7)% - (10.4)%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) We have a 52/53-week fiscal accounting year. The fiscal year ended April 1, 2016 consists of 52 weeks, whereas the fiscal year ended April 3, 2015 consisted of 53 weeks.

(3) Growth rates are calculated using fiscal year 2015 non-GAAP revenue.

(4) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(5) These calculations are adjusted for the extra week in the June 2014 quarter.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short- and long-term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three Months Ended
	July 3, 2015	July 4, 2014
Cost of revenue	$5	$6
Sales and marketing	19	17
Research and development	19	13
General and administrative	10	7
Total stock-based compensation	$53	$43

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring, separation, and transition: We have engaged in various restructuring, separation, and transition activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs. Separation and other related costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either the Company’s growth or margin objectives. Transition and other related costs consist of consulting charges associated with the implementation of new Enterprise Resource Planning systems. Each restructuring, separation, and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring, separation, or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.